UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2019

FREEDOM HOLDING CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33034	30-0233726
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

77/7 Al Farabi Ave., “Essentai Tower” BC, Floor 3, Almaty, Kazakhstan
(Address of principal executive offices)

050040
(Zip code)

(801) 355-2227
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicated by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 1, 2019, Arkady Rakhilkin resigned from the board of directors of Freedom Holding Corp. (the “Company”). As a result, he will also no longer serve on any committee of the Company’s board of directors. To the Company’s knowledge, as confirmed in Mr. Rakhilkin’s resignation letter, his resignation was not the result of any disagreement with the Company, its subsidiaries, management, board of directors or any committee of the board of directors, on any matter relating to the Company’s operations, policies or practices. The Company expresses its gratitude and recognition to Mr. Rakhilkin for the valuable contributions made to the Company during his service as a member of the board of directors.

A copy of the letter of resignation provided by Mr. Rakhilkin is attached hereto as Exhibit 17.01.

On February 4, 2019, in accordance with the Company’s By-Laws, the board of directors appointed Boris Cherdabayev as a member of the board of directors to fill the vacancy created by Mr. Rakhilkin’s resignation. There are no arrangements or understandings between Mr. Cherdabayev and any other person pursuant to which Mr. Cherdabayev was appointed to the board of directors of the Company. Mr. Cherdabayev will be entitled to the applicable annual cash retainer and other compensation paid to non-employee members of the board of directors and committee members under terms consistent with those previously disclosed by the Company. Mr. Cherdabayev will also be entitled to enter into an indemnification agreement with the Company, if and when the Company elects to do so in accordance with its By-Laws. Mr. Cherdabayev has been appointed to serve on the Company’s audit committee and its compensation committee. Mr. Cherdabayev will hold office as a Class II director for a term expiring in 2020.

Biographical information for Boris Cherdabayev

Since January 2017, Mr. Cherdabayev has been employed as Counsellor to the Chairman of the management board of Weatherford-CER, a privately owned joint venture company between Weatherford International and Caspian Energy Research LLP. Mr. Cherdabayev served as the Chairman of the board of BMB Munai Inc., the predecessor of the Company, from November 2003 to November 2015 and also as Chief Executive Officer from November 2003 through August 2007. From May 2000 to May 2003, Mr. Cherdabayev served as Director at TengizChevroil LLP multi-national oil and gas company owned by Chevron, ExxonMobil, KazMunayGas and LukOil. From 1998 to May 2000, Mr. Cherdabayev served as a member of the Board of Directors, Vice-President of Exploration and Production and Executive Director on Services Projects Development for NOC “Kazakhoil”, an oil and gas exploration and production company. From 1983 to 1988 and from 1994 to 1998 he served as a people’s representative at Novouzen City Council (Kazakhstan); he served as a people’s representative at Mangistau Oblast Maslikhat (regional level legislative structure) and a Chairman of the Committee on Law and Order. For his achievements Mr. Cherdabayev has been awarded with a national “Kurmet” order. Mr. Cherdabayev earned an engineering degree from the Ufa Oil & Gas Institute, with a specialization in “machinery and equipment of oil and gas fields” in 1976. Mr. Cherdabayev also earned an engineering degree from Kazakh Polytechnic Institute, with a specialization in “mining engineer on oil and gas fields’ development.” During his career he also completed an English language program in the United States, the СНАМР Program (Chevron Advanced Management Program) at Chevron Corporation offices in San Francisco, California, and the CSEP Program (Columbia Senior Executive Program) at Columbia University.

Item 5.03
Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 4, 2019, the board of directors approved the filing of Restated Articles of Incorporation of Freedom Holding Corp (“Restated Articles”) with the State of Nevada. No amendments were made to the Company’s Articles of Incorporation in connection with the restatement. A copy of the Restated Articles is attached hereto as Exhibit 3.01 and incorporated herein by reference.

On February 4, 2019, the board of directors also approved and adopted amended By-Laws of Freedom Holding Corp (as amended through February 4, 2019) (“By-Laws”). The By-Laws include modifications to: (i) update outdated information in the previous By-Laws; (ii) conform the By-Laws to the current Nevada corporation law; (iii) allow the Company to take advantage of advances in communication technologies in connection with delivering of notice and holding of meetings of the board of directors and shareholders; (iv) provide additional guidelines regarding the Company’s books and records; (v) provide additional guidance with regard to the organization and conduct of shareholder meetings; (vi) update who may call special meetings of shareholders and the board of directors; (vii) update the advance notice and related procedural and disclosure requirements by which shareholders may propose business in connection with a meeting of shareholders, including additional requirements for the valid nomination of a candidate for director; (viii) provide guidelines and related procedural and disclosure requirements for inclusion of a shareholder nominee in the Company’s proxy statement; (ix) expand the types of corporate officers the Company may appoint, and provide brief descriptions of the responsibilities of such officers; (x) provide express authority to the chief executive officer, president, chief financial officer and corporate secretary to execute agreements on behalf of the Company and provide for delegation of such authority in certain circumstances; (xi) fix a new record date for any meeting adjourned or postponed more than 60 days from the original meeting date; (xii) authorize the board of directors or Company officers to appoint one or more transfer agents or registrars; and (xiii) authorize the board of directors to select the fiscal year of the Company.

The foregoing summary of the changes to the By-Laws is qualified in all respects by the full text of the By-Laws, which is filed herewith as Exhibit 3.02 and incorporated herein by reference.

Item 9.01
Financial Statements and Exhibits

Exhibit No.	Exhibit Name
3.01	Restated Articles of Incorporation of Freedom Holding Corp.
3.02	By-Laws of Freeedom Holding Corp (as amended through February 4, 2019)
17.01	Arkady Rakhilkin Letter of Resignation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEDOM HOLDING CORP.

Date: February 6, 2018	By:	/s/ Evgeniy Ler
Evgeniy Ler
Chief Financial Officer

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